EXECUTION VERSION

Exhibit 10.106

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of this 18th day of January 2023 (the “Effective Date”) by and between Flooring Liquidators, Inc., a California corporation (“Employer”), and Steve Kellogg, an individual resident of the State of California (“Employee”).

WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the employment of Employee by Employer.

WHEREAS, reference is made to that certain Securities Purchase Agreement, dated January 18, 2023 (the “Purchase Agreement”), by and among Flooring Affiliated Holdings, LLC, a Delaware limited liability company (the “Buyer”), Stephen J. Kellogg, an individual resident of California, in his capacity as the Seller Representative and in his capacity as an equityholder of the Acquired Companies (as such terms are defined in the Purchase Agreement), the other equityholders of the Acquired Companies as listed therein, and solely for purposes of Section 3.4 thereof, Live Ventures Incorporated, a Nevada corporation trading on the NASDAQ under the symbol “LIVE”, pursuant to which Buyer purchased all of the issued and outstanding equity interests of the Acquired Companies, including Employer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by Employer and Employee as follows:

1.
Employment and Duties.
a)
Employer hereby employs, engages and hires Employee as its Chief Executive Officer. Employee shall report directly to the Board of Directors of Employer. During the Term (as defined below), Employee: (i) shall devote substantially all of Employee’s working time to Employer’s business during normal week day daytime business hours as needed to perform Employee’s duties; and (ii) shall faithfully and using commercially reasonable efforts perform Employee’s employment duties pursuant to the terms hereof. During the Term, Employee shall not engage in or be involved in a business activity that is in competition with Employer, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.
b)
The principal place of Employee’s employment shall be Employer’s office currently located in 736 Mariposa Road, Modesto, CA 95354, provided that Employee may be required to engage in reasonable travel on Employer business during the Term. Employee may work remotely from time-to-time so long as Employee can reasonably perform his employment duties while working remotely.
c)
Employee’s employment relationship with Employer shall also be subject to the personnel policies and procedures of Employer (“Employer Policies”) as they may be adopted, revised, or deleted from time to time in Employer’s discretion. Notwithstanding the foregoing, if the terms of this Agreement differ from or conflict with the Employer Policies, this Agreement shall control.

2.
Term. Subject to Section 4, Employee’s initial term of employment hereunder shall be from the Effective Date until the fifth (5th) anniversary of the Effective Date (the “Initial Term”). Thereafter, this Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of ninety (90) days, unless either party provides written notice of its or his intention not to extend the term at least ninety (90) days prior to the end of the Initial Term or any extension thereof. The period during which Employee is employed by Employer hereunder is referred to herein as the “Term.”

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3.
Compensation. For services rendered by Employee hereunder, Employee shall receive the following compensation:
a)
Salary. During the Term, Employee shall be entitled to an annual base salary in the amount of Six Hundred Thousand Dollars ($600,000.00) (“Salary”), payable in equal installments on not less than a bi-weekly basis and consistent with Employer’s other standard payment practices.
b)
Bonus. For each fiscal year of Employer during the Term, Employee shall be eligible to receive an annual bonus from the designated employee bonus pool established annually by Employer pursuant to the Purchase Agreement (less any amounts set aside, reserved or otherwise allocated for payment by Elite Builder Services, Inc. pursuant to the Employment Agreement with Benjamin Rowe) (the “Annual Bonus”). Except as expressly provided herein, Employee must be employed on the payment date to earn the Annual Bonus.
c)
Vacation. Employee shall be entitled to twenty (20) days of paid annual vacation and sick leave in accordance with applicable law. Employee shall be entitled to schedule vacation upon reasonable prior notice to Employer. Vacation and sick leave accrual, carry over and use shall otherwise be subject to the Employer Policies and applicable law.
d)
Benefits. Employee shall be entitled to participate in all employee benefit plans, practices, and programs maintained by Employer, as in effect from time to time (collectively, “Benefit Plans”), to the extent consistent with applicable law and the terms of the applicable Benefit Plans. Employer reserves the right to amend or cancel any Benefit Plan at any time in its sole discretion, subject to the terms of such Benefit Plan and applicable law.
e)
Car Allowance. During the Term, Employer shall provide Employee with a car allowance in the amount of One Thousand Dollars ($1,000.00) per month, pro-rated for any partial month.
f)
Business Expenses. Employee shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by Employee in connection with the performance of Employee’s duties hereunder in accordance with Employer’s expense reimbursement policies and procedures.

g)
Withholding. Employer may withhold from any amounts payable under this Agreement such federal, state and local taxes required to be withheld pursuant to any applicable law.
4.
Termination of Employment. The Term and Employee’s employment hereunder may be terminated by either Employer or Employee at any time and for any reason or for no particular reason; provided that, except as otherwise provided herein, Employee shall be required to give Employer at least ninety (90) days advance written notice of Employee’s resignation from employment without Good Reason; provided, further that Employer may accelerate the effectiveness of such resignation without converting such event into a termination by Employer without Cause and without any requirement to provide payment in lieu of notice. Employer may terminate Employee’s employment without Cause upon forty-five (45) days advance written notice to the Employee; or, alternatively, Employer shall have the option to provide Employee a lump sum payment equal to forty-five (45) days Salary in lieu of such notice. Upon termination of Employee’s employment, Employee shall be entitled to the compensation and benefits described in this Section 4 and shall have no further rights to any compensation or any other benefits from Employer or any of its affiliates.
a)
Expiration of the Term, For Cause or Without Good Reason. The Term and Employee’s employment hereunder may be terminated upon either party’s failure to renew this Agreement

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in accordance with Section 2, by Employer for Cause (as defined below), or by Employee without Good Reason (as defined below), and Employee shall be entitled to receive the following (collectively, the “Accrued Amounts”): (i) any accrued but unpaid Salary and accrued but unused vacation; (ii) in the event either party fails to renew this Agreement, the Annual Bonus with respect to any completed fiscal year immediately preceding the date of Employee’s termination, which shall be paid on the otherwise applicable payment date; (iii) reimbursement for unreimbursed business expenses properly incurred by Employee, which shall be subject to and paid in accordance with Employer’s expense reimbursement policy; and (iv) such employee benefits, if any, to which Employee may be entitled under the Benefit Plans as of the date of Employee’s termination; provided that, in no event shall Employee be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.
b)
Without Cause or for Good Reason. The Term and Employee’s employment hereunder may be terminated prior to the expiration of the Term by Employee for Good Reason or by Employer without Cause. In the event of such termination, Employee shall be entitled to receive the Accrued Amounts plus, subject to Employee’s compliance with Sections 5 through 10 and Employee’s timely execution and non-revocation of and compliance with a separation agreement and release of claims in a form provided by Employer, Employee shall be entitled to receive the following:
(i)
an amount equal to Employee’s then-current Salary for a period of three (3) months beginning on the next regular payroll date after the separation agreement’s effective date; provided that, the first installment payment shall include all amounts that would otherwise have been paid to Employee during the period beginning on the date of Employee’s termination and ending on the first payment date if no delay had been imposed;
(ii)
a payment equal to the product of (A) the Annual Bonus, if any, that Employee otherwise would have earned for the fiscal year that includes the date of Employee’s termination had no termination occurred, based on achievement of applicable performance goals, and (B) a fraction, the numerator of which is the number of days Employee was employed by Employer during the year of termination and the denominator of which is the number of days in such year (the “Pro Rata Bonus”). The Pro Rata Bonus shall be paid on the date that annual bonuses are paid to similarly situated employees; and
(iii)
if Employee timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), Employer shall timely pay on behalf of Employee the monthly premiums for COBRA health benefit continuation coverage under the Employer’s group plans for active employees and their dependents until the earliest of: (A) the date which is three (3) months from the date of Employee’s termination; (B) the date Employee is no longer eligible to receive COBRA continuation coverage; and (C) the date on which Employee becomes eligible to receive substantially similar coverage from another employer.
c)
Death or Disability.
(i)
Employee’s employment hereunder shall terminate automatically upon Employee’s death during the Term, and Employer may terminate Employee’s employment on account of Employee’s Disability (as defined below).
(ii)
If Employee’s employment is terminated during the Term on account of Employee’s death or Disability, Employee (or Employee’s estate and/or beneficiaries, as the case may be) shall be entitled to receive the Accrued Amounts and the Pro Rata Bonus, if any. Notwithstanding any other provision contained herein, all payments made in connection with Employee’s Disability shall be provided in a manner which is consistent with federal and state law.

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(iii)
For purposes of this Agreement, “Disability” shall mean Employee’s inability, due to physical or mental incapacity, to perform the essential functions of Employee’s job, with or without reasonable accommodation, for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or for one hundred twenty (120) consecutive days. Any question as to the existence of Employee’s Disability as to which Employee and Employer cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee and Employer. The determination of Disability made in writing to Employer and Employee shall be final and conclusive for all purposes of this Agreement.
d)
Cause. For purposes of this Agreement, “Cause” shall mean: (i) Employee’s intentional failure or refusal to perform Employee’s duties (other than any such failure resulting from incapacity due to physical or mental illness), and such failure or refusal to perform has not been cured within five (5) business days after Employee’s receipt of written notice of such failure or refusal to perform; (ii) Employee’s failure to comply with any valid and legal directive of Employer that reasonably relates to Employee’s employment duties hereunder; (iii) Employee’s engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to Employer or its affiliates; (iv) Employee’s embezzlement, misappropriation, or fraud, whether or not related to Employee’s employment with Employer; (v) Employee’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent); (vi) Employee’s violation of Employer Policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; or (vii) Employee’s material breach of any other obligation under this Agreement or any other written agreement between Employee and Employer. In the event of Cause arising under clauses (ii) through (vii) of the preceding sentence, Employer may immediately terminate Employee’s employment, provided that, except for a failure, breach, or refusal which by its nature cannot reasonably be expected to be cured, Employee shall have ten (10) business days from the delivery of written notice by Employer within which to cure any acts constituting Cause.
e)
Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following, in each case without Employee’s prior written consent: (i) a material reduction in Employee’s Salary other than a general reduction in Salary that affects all similarly situated employees in substantially the same proportions; (ii) any material breach by Employer of any provision of this Agreement or any material provision of any other agreement between Employee and Employer, or (iii) a mandatory relocation of Employee’s employment to a location that is more than twenty-five (25) miles from Employee’s current location of employment. To terminate Employee’s employment for Good Reason, Employee must provide written notice to Employer of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the date Employee becomes aware of the circumstances providing grounds for termination and Employer shall have ten (10) business days from the date on which such notice is provided to cure such circumstances. If Employee does not terminate Employee’s employment for Good Reason within thirty (30) days after Employee first becomes aware of the applicable grounds, then Employee will be deemed to have waived Employee’s right to terminate for Good Reason with respect to such grounds.
f)
Resignation of All Other Positions. Upon termination of Employee’s employment hereunder for any reason, Employee agrees to resign from all positions that Employee holds as an officer of or member of the board of directors or similar body of Employer or any of its affiliates.
5.
Acknowledgments. Employee acknowledges the following:
a)
Employer’s services are highly specialized;
b)
the identity and particular needs of Employer’s customers are not generally known;

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c)
Employer has a proprietary interest in its subsidiaries, affiliates, and its and their customer lists, intellectual property, marketing information, and all other similar material; and
d)
documents and other information regarding Employer’s software, patents, intellectual property, design, marketing methods, pricing and costs, as well as information pertaining to Employer’s (or its subsidiary’s or affiliate’s) customers, including, but not limited to, identity, location, service requirements and charges to the customers, are highly confidential and constitute trade secrets.
6.
Trade Secrets and Confidential Information.
a)
During the Term, Employee may have access to, and become familiar with, various trade secrets and confidential information belonging to Employer including, but not limited to, the documents and information referred to in Section 5(d) above. Employee acknowledges that such confidential information and trade secrets are owned and shall continue to be owned solely by Employer. During the Term and at all times thereafter, regardless of whether termination is initiated by Employer or Employee, Employee agrees not to use, communicate, reveal or otherwise make available such information for any purpose whatsoever, or to divulge such information to any person, partnership, corporation or entity other than Employer or persons expressly designated by Employer, unless Employee is compelled to disclose it by judicial process, applicable law or subpoena. While employed by Employer, Employee will use Employee’s best efforts to prevent unauthorized publication or disclosure of any of Employer’s confidential or proprietary information. Confidential information does not include (i) Developments independently developed by Employee under California Labor Code Sec. 2870; (ii) information that was known to the public prior to its disclosure to Employee; (iii) information that becomes generally known to the public subsequent to disclosure to Employee through no wrongful act of Employee; or (iv) information that Employee is required to disclose by applicable law, regulation or legal process (provided that Employee provides Employer with prior notice of the contemplated disclosure and cooperates with Employer at its expense in seeking a protective order or other appropriate protection of such information). Employee is free to discuss the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.
b)
Except as otherwise provided herein, both during and after the Term, Employee will not make any representation or statement, whether written or oral, to any person or entity, including, but not limited to, former, current and potential clients, vendors, business partners, employees, or competitors of Employer or any of Employer’s affiliates, which reflects any opinion, judgment, observation or representation that may defame, disparage, harm, or otherwise reflect negatively on Employer or its officers, directors, or employees.
c)
Nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful or filing a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission (the “SEC”) or any other federal, state or local governmental agency or commission (“Government Agencies”); provided, however, that Employee waives his or her right to receive any monetary damages associated with any such charge, complaint, investigation or other action, with the exception of any award for information provided to the SEC. Nothing in this Agreement shall infringe, limit, or restrict any rights Employee has under applicable law, nor shall this Agreement prohibit Employee from reporting conduct to, providing truthful information to, including providing documents or other information, without notice to Employer, or participating in any investigation or proceeding conducted by any Government Agency or self-regulatory organization. Further, nothing prohibits Employee from reporting an event that Employee reasonably believes is a legal violation to a law-enforcement agency or responding to a lawfully issued subpoena.

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d)
Notwithstanding the foregoing, pursuant to the Defend Trade Secrets Act (18 U.S.C. Section 1833(b)), Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
7.
Employer’s Records.
a)
Except as permitted by applicable law, Employee shall not remove from Employer’s office or work site any of Employer’s books, records, documents, customer lists, software codes, procedure manuals, correspondence or any copies of such documents, or any media or other types of records of any written, typed or printed material identifying and/or relating to the information described in this Agreement, together with any and all data involving advertising techniques, forms, correspondence or data in any way involving Employer’s techniques, material, programs, methods or contracts without Employer’s prior consent (collectively, the “Employer’s Records”), nor shall Employee make any copies of the Employer’s Records for use outside of Employer’s office or work site, except as specifically authorized in writing by Employer, except as necessary in connection with the performance of Employee’s duties under this Agreement.
b)
In the event Employer authorizes the removal of Employer’s Records from Employer’s office or work site, upon termination of the Term, Employee shall immediately turn over to Employer all of the Employer’s Records in the possession of Employee, and Employee shall not retain any of the Employer’s Records.
c)
Any customer accounts, information providers, information or ideas, procured, invented or developed by Employee during the Term that relate to Employer’s business or that are created using Employer assets, shall be the exclusive property and inure to the exclusive benefit of Employer and all customer accounts, information providers, information and ideas of Employer existing as of the date hereof shall remain the exclusive property and inure to the exclusive benefit of Employer.
8.
Prohibition and Copyright Infringement. Under no circumstances shall Employee remove any copyrighted material from Employer’s office or work site without Employer’s prior written consent, except as necessary in connection with the performance of Employee’s duties under the Agreement. In the event Employee requires any such copyrighted material to perform his duties and obligations hereunder, upon Employee’s request, Employer shall provide the same.
9.
Work Made for Hire. Employee hereby agrees that all work, including software programs, databases, developments, designs, inventions, improvements, trade secrets, trademarks, copyrightable subject matter or proprietary information which Employee makes or conceives, either solely by Employee or jointly with others and either on or off Employer’s premises, relating to any actual or planned product, service or activity of Employer of which Employee has knowledge or suggested by or resulting from any work performed by Employee for Employer (a “Development”) shall be considered to be “work made for hire” under the U. S. Copyright Act, 17 U.S.C., Paragraph 101, et seq., and shall be owned exclusively by Employer. In the event that any such Development, or portion thereof, is not construed to be a work made for hire, Employee hereby assigns to Employer, and will in the future upon Employer’s request, confirm such assignment to Employer, of all right, title and interest in such Development or portion thereof. Employee agrees that he has no proprietary interests in any Developments or portion thereof, including any patent, copyright, trademark and trade secret rights. Employee agrees that he shall provide the necessary assistance to protect, enforce or perfect Employer’s rights and interests in such patents, copyrights and trademarks, and that Employee shall not register, file or obtain any patent, copyright or trademark relating

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to any of the Developments in his own name. EMPLOYEE UNDERSTANDS THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF DEVELOPMENTS (AS DEFINED ABOVE) TO EMPLOYER DO NOT APPLY TO ANY DEVELOPMENT THAT QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE SECTION 2870, IF APPLICABLE, OR SIMILAR LAW(S). EMPLOYEE WILL ADVISE EMPLOYER PROMPTLY IN WRITING OF ANY INVENTIONS THAT EMPLOYEE BELIEVES MEET THE CRITERIA IN CALIFORNIA LABOR CODE SECTION 2870 OR SIMILAR LAW(S) TO PERMIT A DETERMINATION OF OWNERSHIP BY EMPLOYER. ANY SUCH DISCLOSURE WILL BE RECEIVED IN CONFIDENCE. Section 2870 provides as follows:

Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(a) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(b) Result from any work performed by the employee for his employer.

To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

This assignment shall not extend to Developments the assignment of which is prohibited by Labor Code Section 2870.

10.
Restrictive Covenants. Employee agrees that:
a)
While Employee is employed and for a period of eighteen (18) months after termination of the Term, for any reason, regardless of whether the termination is initiated by Employer or Employee, Employee shall not, either directly or indirectly, either alone or in association with others, use Employer confidential information or trade secrets to solicit, divert, or take away the business of any clients, customers, or business partners of Employer which were served by Employee directly during the twelve (12)-month period prior to the termination or cessation of Employee’s employment with Employer.
b)
While Employee is employed with Employer and for eighteen (18) months after the termination of the Term, for any reason, regardless of whether the termination is initiated by Employer or Employee, Employee will not directly or indirectly, either alone or in association with others, (i) solicit, induce or attempt to induce, any employee or independent contractor of Employer to terminate his or her employment or other engagement with Employer, or (ii) hire, or recruit or attempt to hire, or engage or attempt to engage as an employee or independent contractor, any person who was employed or otherwise engaged by Employer at any time during the term of Employee’s employment with Employer; provided, that this clause (ii) shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with Employer has been terminated for a period of six (6) months or longer.
c)
The periods of time referenced in each of Section 10(a)-(b) above shall be tolled on a day-for-day basis for each day during which Employee violates the provisions of subsection (a)-(b) in any respect, so that Employee is restricted from engaging in the activities prohibited by subsection (a)-(b) for the full stated time period.

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d)
The parties hereby agree that if the scope of enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes the covenant is reasonable under the circumstances existing at that time.
11.
Remedies.
a)
Employee acknowledges that: (i) compliance with Sections 5 through 10 is necessary to protect Employer’s business, trade secrets, confidential information and goodwill; (ii) a breach of Sections 5 through 10 will irreparably and continually damage Employer; and (iii) an award of money damages will not be adequate to remedy such harm. Consequently, Employee agrees that in the event Employee breaches or threatens to breach any of the covenants contained in Sections 5 through 10, Employer shall be entitled to injunctive relief restraining Employee from the breach or threatened breach. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to Employer for such breach or threatened breach available to Employer at law or in equity, including the recovery of damages from Employee or attorneys’ fees, where permitted by applicable law.
b)
The covenants of Employee under Sections 5 through 10 shall be construed as independent of any other provisions of this Agreement and the existence of any claim or cause of action of or by Employee against Employer, whether based upon the terms and provisions herein or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants of Employee made in this Agreement.
12.
Section 409A.
a)
General Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any nonqualified deferred compensation payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A. If any provision of this Agreement, or any payment, distribution or other benefit provided to Employee pursuant to this Agreement, would fail to satisfy the requirements of Section 409A, Employer agrees to reasonably cooperate with Employee to amend this Agreement and/or restructure such payment, distribution or other benefit such that this Agreement and/or payment, distribution or other benefit shall comply with Section 409A and so that Employee shall, to the extent possible, derive the value of such payment or benefit intended hereunder.
b)
Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to Employee in connection with Employee’s termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Employee is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the date of Employee’s termination or, if earlier, on Employee’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee

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Payment Date shall be paid to Employee in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.
c)
Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any reimbursement of an eligible expense shall be paid to Employee on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.
13.
Waiver of Rights. The failure to exercise any right or remedy contained within this Agreement or otherwise provided, or delay in exercising such right or remedy shall not operate as a waiver. No waiver shall be deemed effective unless and until such waiver is reduced to writing and signed by the party sought to be charged with such waiver. The waiver of any right or remedy shall not be deemed to be a waiver of any other right or remedy or any subsequent breach of the same or any other right or remedy.
14.
Survival. The obligations contained in Sections 5 through 10 shall survive the termination of the Term. In addition, the termination of the Term shall not affect any of the rights or obligations of either party arising prior to, or at the time of, the termination of the Term.
15.
Severability. If any provision of this Agreement is adjudged by any court to be void or unenforceable, in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement. Each provision of this Agreement is separable from every other provision and constitutes a separate and distinct covenant.
16.
Successors; Assignment. This Agreement will be binding upon Employee’s heirs, executors and administrators and will inure to the benefit of Employer and its successors and assigns. The obligations of Employee are personal and shall not be assigned by Employee. Employer may assign its rights and obligations under this Agreement, and Employee hereby consents to such assignment.
17.
Notice. Any notice to be given to Employee shall be sent by Registered or Certified Mail, return receipt requested, to Employee at his last known residence address. Any notice to be given to Employer shall be sent by Registered or Certified Mail, return receipt requested, to Employer at its offices at 736 Mariposa Road, Modesto, California 95354. Either party may change the address to which notices are to be sent by so notifying the other party in writing as set forth in this Section 17. Notice shall be deemed to have been given as of the third (3rd) business day after mailing.
18.
Complete Understanding. This Agreement constitutes the complete understanding between the parties hereto, all prior representations or agreements having been merged into, or incorporated by reference to, this Agreement. If any provision of any agreement, plan, program, policy, arrangement or other written document between or relating to Employer and Employee conflicts with any provision of this Agreement, the provision of this Agreement shall control and prevail.
19.
Modification. No alteration or modification of any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.
20.
Headings. The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

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21.
Enforceability. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise.
22.
Counterparts. This Agreement may be executed in electronic form and in one or more counterparts, each of which shall be deemed an original, but which shall constitute one and the same Agreement.
23.
Governing Law; Venue. This Agreement shall be subject to and governed by the laws of the State of California. Any action or proceeding by either Employee or Employer to enforce this Agreement shall be brought only in any state or federal court located in the State of California.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first set forth above.

EMPLOYER: By: Name: Title:	EMPLOYEE: Steve Kellogg

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